SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 14, 2005 (November 9, 2005)
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)
Commission file number: 0-27478

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
Consent Agreement Special Value Bond Fund II, LLC
Consent Agreement Cascade Investment LLC
Consent Agreement Arrow Investment Partners
Consent Agreement Bill and Melinda Gates Foundation
Consent Agreement Everest Capital Limited

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 3.02. Unregistered Sales of Equity Securities.
     On October 18, 2005, Bally Total Fitness Holding Corporation, a Delaware corporation (the “Registrant”), commenced a consent solicitation of those holders of its 9 7/8% Senior Subordinated Notes due 2007 (the “Notes”) who were not party to the Consent Agreements, dated August 24, 2005 (the “Consent Agreements”), pursuant to which the Registrant obtained a waiver extension with respect to certain covenant defaults under the indenture governing the Notes. The consent solicitation was conducted in accordance with the Consent Agreements in order to offer all other holders of Notes the opportunity to consent to the waiver extension and receive the same consideration paid to holders who were party to the Consent Agreements.
     On November 1, 2005, the consent solicitation expired with holders of 92.68% of the Notes having granted their consent to the waiver extension by validly returning a letter of consent. In addition to the holders of 52% of the aggregate principal amount of Notes who previously consented to the waiver extension pursuant to a Consent Agreement and elected to receive the consent fee in the form of shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), an additional 16.8% of the holders elected to receive the consent fee in the form of Common Stock and 23.9% elected to receive the consent fee in cash. The cash consideration was paid on November 8, 2005. On November 9, 2005, the Registrant issued 464,773 shares of Common Stock to the consenting holders who elected to receive the consent fee in the form of Common Stock, which represents 9.2308 shares of Common Stock for each $1,000 principal amount of Notes as to which a consent was delivered. Only those holders that previously certified to the Registrant that they were an “Accredited Investor,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), were eligible to receive the consent fee in the form of Common Stock. The Registrant issued the shares of its Common Stock to such consenting holders in reliance upon Section 4(2) of the Securities Act.
     On November 10, 2005, Registrant entered into a Stock Grant Agreement with Deutsche Bank Securities Inc. (“Deutsche Bank”) whereby Registrant agreed to issue 232,000 shares of Common Stock to Deutsche Bank in satisfaction of the $1,000,000 consent solicitation agent fee owed to Deutsche Bank in connection with the above-mentioned consent solicitation. Deutsche Bank certified to the Registrant that it is an “Accredited Investor,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Registrant issued the shares of its Common Stock to Deutsche Bank in reliance upon Section 4(2) of the Securities Act.
     Attached to this Form 8-K as Exhibits 10.1 through 10.5 are the Consent Agreements entered into with holders of 52% of the aggregate principal amount of Notes.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
10.1	Consent Agreement dated as of August 24, 2005 by and between Bally Total Fitness Holding Corporation and Special Value Bond Fund II, LLC, Special Value Absolute Return Fund, LLC, Special Value Opportunities Fund, LLC and Special Value Expansion Fund, LLC.

10.2	Consent Agreement dated as of August 24, 2005 by and between Bally Total Fitness Holding Corporation and Cascade Investment, LLC.

10.3	Consent Agreement dated as of August 24, 2005 by and between Bally Total Fitness Holding Corporation and Arrow Investment Partners.

10.4	Consent Agreement dated as of August 24, 2005 by and between Bally Total Fitness Holding Corporation and Bill & Melinda Gates Foundation.

10.5	Consent Agreement dated as of August 24, 2005 by and between Bally Total Fitness Holding Corporation and Everest Capital Limited as agent for HFR ED Advantage Master Trust, Everest Capital Event Fund, LP, GMAM Investment Funds Trust II and Everest Capital Senior Debt Fund, LP.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant
Dated: November 14, 2005	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel